Exhibit 99.1

SWISHER ANNOUNCES RESULTS FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2013

CHARLOTTE, NC – August 9, 2013 – Swisher Hygiene Inc. (“Swisher”) (NASDAQ: SWSH, TSX: SWI), a leading provider of essential hygiene and sanitizing products and services, announced today results for the three-month and six-month periods ended June 30, 2013.  All amounts in this news release are in United States dollars.

Second Quarter 2013 Highlights

●	Total revenue from continuing operations of $55.4 million for the second quarter of 2013, an 8% decrease compared to the second quarter of 2012 and a 6% increase compared to the first quarter of 2013.

●
Adjusted EBITDA loss of $4.7 million for the second quarter of 2013, based on a net loss from continuing operations of $14.9 million, as compared to an Adjusted EBITDA loss of $1.5 million for the second quarter of 2012 and an Adjusted EBITDA loss of $6.3 million for the first quarter of 2013.  For a reconciliation of non-GAAP to GAAP measures, please review the disclosures and table included with this release.

●
Basic and diluted loss per share from continuing operations of $0.08 for the second quarter of 2013, compared to basic and diluted loss per share from continuing operations of $0.10 in the second quarter of 2012 and the first quarter of 2013.

“Our second quarter 2013 results saw us moving our top line back in the right direction, as we generated a 6% sequential revenue improvement from the first quarter,” said Thomas Byrne, President and Chief Executive Officer of Swisher.  “We continue to see renewed interest in our corporate account and distributor programs.  In the first half of the year, Swisher added nine new service distributors, 2,000 net new customers through its existing service distributors and won several new corporate accounts with over 700 locations as well as renewing several existing corporate accounts to new contracts.  Our adjusted EBITDA improved from the first quarter of 2013 as expected, as several cost initiatives were being put into place in the second quarter.  In addition, costs related to the review and restatement process wound down throughout the quarter.”

“Most importantly, the four-point plan to maximize customer satisfaction, growth and profitability that we talked about at our Annual Meeting in June remains in place,” continued Mr. Byrne.  “We spoke of achieving sustainable organic revenue growth and we are moving in that direction, with the expectation that we will see continued sequential revenue improvement in the third quarter.  Further, we are still projecting $15 million in annualized expense savings to be realized through the first half of 2014; however, because the completion of some of our cost initiatives were delayed into the third quarter, while our operating cash flow will improve considerably from the second quarter, we will not likely achieve our initial goal of positive operating cash flow in the third quarter.  That said, overall we still expect a noticeable improvement in cost of sales, route and SG&A expenses in the second half of 2013 from the first half of the year, and we believe we are well on our way to simplifying and standardizing our business model, which will allow us to increase our margins in the second half of 2013 and improve our cash flow on a go-forward basis.”

Second Quarter 2013 Results

For the three months ended June 30, 2013, Swisher Hygiene reported total revenue from continuing operations of $55.4 million, an 8% decrease from $60.2 million in the three months ended June 30, 2012 and a 6% sequential increase from $52.0 million in the three months ended March 31, 2013.  The year-over-year revenue decline was primarily due to the loss of two large accounts in a previous quarter, along with customer turnover as Swisher integrated smaller acquired operations into its systems and changed their product lines and brands.

Total costs and expenses for the three months ended June 30, 2013 decreased 10% to $69.8 million, compared to $77.8 million in the three months ended June 30, 2012.  Excluding $3.2 million of impairment and non-routine professional expenses in the three months ended June 30, 2013 and $9.5 million of investigation and review-related expenses in the three months ended June 30, 2012, total costs and expenses decreased 2% compared to the three months ended June 30, 2012.

For the three months ended June 30, 2013, March 31, 2013 and June 30, 2012, respectively:

	Q2 2013	Q1 2013	Q2 2012
Cost of sales as a % of revenue	44.1%	43.4%	44.6%
Route expense as a % of revenue	20.3%	20.3%	16.9%
SG&A expense as a % of revenue	48.9%	57.6%	59.1%
SG&A expense (excluding unusual expenses) as a % of revenue	46.1%	50.1%	43.3%

Cost of sales as a percentage of revenue slightly declined from the prior-year quarter.  The increase in route and SG&A expenses (excluding unusual expenses) as a percentage of revenue from the prior-year period primarily reflects the decline in revenue in the second quarter 2013 as compared to the prior-year period.

The decrease in SG&A expenses as a percentage of revenue from the first quarter 2013 was primarily due to the winding down of professional fees and investigation and review-related expenses.

Net loss from continuing operations for the three months ended June 30, 2013 was $14.9 million, compared to net loss from continuing operations of $18.0 million in the three months ended June 30, 2012.

Adjusted EBITDA loss for the three months ended June 30, 2013 was $4.7 million, compared to an Adjusted EBITDA loss of $1.5 million in the three months ended June 30, 2012.

Six Months 2013 Results

For the six months ended June 30, 2013, Swisher reported total revenue from continuing operations of $107.4 million, a 9% decrease from $118.3 million in the six months ended June 30, 2012.

Total costs and expenses for the six months ended June 30, 2013 decreased by 7% to $138.6 million, compared to $148.7 million in the six months ended June 30, 2012.  Excluding $7.1 million of impairment, non-routine professional fees and investigation and review-related expenses in the six months ended June 30, 2013 and $11.4 million of investigation and review-related expenses in the six months ended June 30, 2012, total costs and expenses decreased 4% compared to the six months ended June 30, 2012.

For the six months ended June 30, 2013 and 2012, respectively:

	YTD 2013	YTD 2012
Cost of sales as a % of revenue	43.7%	44.0%
Route expense as a % of revenue	20.3%	17.5%
SG&A expense as a % of revenue	53.1%	55.4%
SG&A expense (excluding unusual expenses) as a % of revenue	48.0%	45.8%

Cost of sales as a percentage of revenue slightly declined from the prior-year period.  The increase in route and SG&A expenses (excluding investigation and review-related expenses) as a percentage of revenue primarily reflects the decline in revenue in the six months ended June 30, 2013 as compared to the prior-year period.

Net loss from continuing operations for the six months ended June 30, 2013 was $32.1 million, compared to net loss from continuing operations of $31.3 million in the six months ended June 30, 2012.

Adjusted EBITDA loss for the six months ended June 30, 2013 was $11.0 million, compared to an Adjusted EBITDA loss of $5.4 million in the six months ended June 30, 2012.

Cash and Capital Resources

As of June 30, 2013, Swisher had $44.6 million of cash on its balance sheet and $10.3 million in outstanding debt, compared to $61.4 million in cash and $14.4 million in outstanding debt as of December 31, 2012.  The $16.8 million decline in cash is primarily attributable to cash used in operating activities of continued operations of $13.8 million (including unusual fees related to the review and investigation of $4.4 million), net debt repayments of $4.1 million and property and equipment purchases of $8.5 million, and partially offset with the $12.5 million receivable collected from the sale of discontinued operations before deducting the cash used in discontinued operations in 2013.

Conference Call

Swisher will host a conference call to discuss second quarter 2013 results on Monday, August 12, 2013 at 9:00 a.m. Eastern Time.

The conference call can be accessed over the phone by dialing 1-855-541-0980 or for international callers by dialing 1-970-315-0440; please dial-in 10 minutes before the start of the call.  A replay will be available two hours after the call and can be accessed by dialing 1-855-859-2056 or for international callers by dialing 1-404-537-3406; the conference ID is 27443315.  The replay will be available until Monday, August 19, 2013.

In order to access the live webcast, please go to the Investors section of Swisher’s website at http://www.swsh.com and click on the webcast link that will be made available.  A replay will be available shortly after the original webcast.

Non-GAAP Financial Measures

This press release and the attached financial tables contain certain non-GAAP financial measures.  In addition to net income determined in accordance with GAAP, we use certain non-GAAP measures such as “Adjusted EBITDA” in assessing Swisher’s operating performance. Swisher believes this non-GAAP measure serves as an appropriate measure to be used in evaluating the performance of its business.

Swisher defines Adjusted EBITDA as net loss excluding the impact of income taxes, depreciation and amortization expense, impairment loss on assets held for sale, investigation and review related expenses, non-routine professional fees, net interest expense, foreign currency gain and other income, net change on debt related fair value measurements, stock based compensation, severance, and third party costs directly related to merger and acquisitions.

Swisher presents Adjusted EBITDA because the company considers it an important supplemental measure of its operating performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of its results. Management uses this non-GAAP financial measure frequently in its decision-making because it provides supplemental information that facilitates internal comparisons to the historical operating performance of prior periods and gives an additional indication of Swisher’s core operating performance.  Swisher includes this non-GAAP financial measure in its earnings announcement in order to provide transparency to its investors and enable investors to better compare its operating performance with the operating performance of its competitors.  Adjusted EBITDA should not be considered in isolation from, and is not intended to represent an alternative measure of, revenue, operating results or cash flows from operating activities as determined in accordance with GAAP. Additionally, Swisher’s definition of Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

Under SEC rules, Swisher is required to provide a reconciliation of non-GAAP measures to the most directly comparable GAAP measures.  Accordingly, the following is a reconciliation of Adjusted EBITDA to Swisher’s net losses for the three and six months ended June 30, 2013 and 2012:

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
	(In thousands)
Net loss from continuing operations	$(14,885)	$(18,029)	$(32,124)	$(31,289)
Income tax expense	341	8	767	87
Depreciation and amortization expense	5,503	5,188	11,152	10,165
Interest expense, net	70	531	157	1,112
Foreign currency loss (gain)	1	43	2	40
Realized and unrealized gain on convertible debt	-	(170)	-	(199)
Severance	139	805	285	1,230
Stock-based compensation	965	553	1,719	1,944
Impairment loss on assets held for sale	1,638	-	1,638	-
Investigation and review-related expenses	500	9,511	4,423	11,385
Non-routine professional fees	1,017	-	1,017	-
Acquisition and merger expenses	-	42	-	162
Adjusted EBITDA	$(4,711)	$(1,518)	$(10,964)	$(5,363)

Cautionary Statement on Forward-Looking Information

All statements other than statements of historical fact contained in this press release and on the conference call constitute “forward-looking information” or “forward-looking statements” within the meaning of the U.S. federal securities laws and the Securities Act (Ontario) and are based on the expectations, estimates and projections of management as of the date of this press release unless otherwise stated. All statements other than historical facts are, or may be, deemed to be forward looking statements. The words “plans,” “expects,” “is expected,” “scheduled,” “estimates,” or “believes,” or similar words or variations of such words and phrases or statements that certain actions, events or results “may,” “could,” “would,” “might,” or “will be taken,” “occur,” and similar expressions identify forward-looking statements.

Forward-looking statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable by Swisher as of the date of such statements, are inherently subject to significant business, economic and competitive uncertainties and contingencies.  All of these assumptions have been derived from information currently available to Swisher including information obtained by Swisher from third-party sources. These assumptions may prove to be incorrect in whole or in part.  All of the forward-looking statements made in this press release and on the conference call are qualified by the above cautionary statements and those made in the “Risk Factors” section of Swisher’s Annual Report on Form 10-K for the year ended December 31, 2012, filed with the Securities and Exchange Commission, available on www.sec.gov, and with Canadian securities regulators available on Swisher’s SEDAR profile at www.sedar.com, and Swisher’s other filings with the Securities and Exchange Commission and with Canadian securities regulators available on Swisher’s SEDAR profile at www.sedar.com. The forward-looking information set forth in this press release and on the conference call is subject to various assumptions, risks, uncertainties and other factors that are difficult to predict and which could cause actual results to differ materially from those expressed or implied in the forward-looking information. Swisher disclaims any intention or obligation to update or revise any forward-looking statements to reflect subsequent events and circumstances, except to the extent required by applicable law.

About Swisher Hygiene Inc.

Swisher Hygiene Inc. is a NASDAQ and TSX listed company that provides essential hygiene and sanitizing solutions to customers throughout much of North America and internationally through its network of company-owned operations, franchises and master licensees. These solutions include essential products and services that are designed to promote superior cleanliness and sanitation in commercial environments, while enhancing the safety, satisfaction and well-being of employees and patrons. These solutions are typically delivered by employees on a regularly scheduled basis and involve providing Swisher’s customers with: (i) consumable products such as detergents, cleaning chemicals, soap, paper and supplies, together with the rental and servicing of dish machines and other equipment for the dispensing of those products; (ii) the rental of facility service items requiring regular maintenance and cleaning, such as floor mats, mops, bar towels, and linens; and (iii) manual cleaning of their facilities. Swisher serves customers in a wide range of end-markets, with a particular emphasis on the foodservice, hospitality, retail and healthcare industries.

For Further Information, Please Contact:

Swisher Hygiene Inc.

Investor Contact:

Amy Simpson

Phone: (704) 602-7116

Garrett Edson, ICR

Phone: (203) 682-8331

Media Contact:

Alecia Pulman, ICR

Phone: (203) 682-8224

SWISHER HYGIENE INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
 (Unaudited)
(In thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Revenue
Products	$48,996	$53,169	$95,033	$104,019
Services	5,909	6,744	11,653	13,753
Franchise and other	481	269	723	563
Total revenue	55,386	60,182	107,409	118,335

Costs and expenses
Cost of sales (exclusive of route expenses and related	24,399	26,832	46,965	52,079
depreciation and amortization)
Route expenses	11,236	10,171	21,807	20,766
Selling, general, and administrative expenses	27,066	35,597	57,045	65,566
Acquisition and merger expenses	-	42	-	162
Depreciation and amortization	5,503	5,188	11,152	10,165
Impairment related to assets held for sale	1,638	-	1,638	-
Total costs and expenses	69,842	77,830	138,607	148,738
Loss from continuing operations	(14,456)	(17,648)	(31,198)	(30,403)

Other expense, net	(88)	(373)	(159)	(799)
Net loss from continuing operations before income taxes	(14,544)	(18,021)	(31,357)	(31,202)
Income tax expense	(341)	(8)	(767)	(87)
Net loss from continuing operations	(14,885)	(18,029)	(32,124)	(31,289)
Loss from discontinued operations, net of tax	(499)	(882)	(499)	(883)
Net loss	(15,384)	(18,911)	(32,623)	(32,172)

Comprehensive loss
Employee benefit plan adjustment, net of tax	3	-	3	-
Foreign currency translation adjustment	(55)	(13)	(53)	(17)
Comprehensive loss	$(15,436)	$(18,924)	$(32,673)	$(32,189)

Loss per share
Basic and diluted (continuing operations)	$(0.08)	$(0.10)	$(0.18)	$(0.18)
Basic and diluted (discontinued operations)	(0.00)	(0.01)	(0.00)	(0.01)

Weighted-average common shares used in the computation of loss per share
Basic and diluted	175,288,859	174,996,323	175,223,495	174,913,264

SWISHER HYGIENE INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands, except share data)

	June 30,	December 31,
	2013	2012
Current assets
Cash and cash equivalents	$44,595	$61,419
Restricted cash	5,675	5,390
Accounts receivable (net of allowance for doubtful accounts of $2,034 at June 30, 2013 and $2,335 at December 31, 2012)	21,412	21,225
Inventory	15,841	15,327
Receivable due from sale of discontinued operations	-	12,500
Deferred income taxes	1,800	1,995
Assets held for sale	9,411	-
Other assets	3,145	4,804
Total current assets	101,879	122,660
Property and equipment, net	44,707	48,348
Goodwill	101,853	106,358
Other intangibles, net	9,614	11,051
Customer relationships and contracts, net	32,422	36,770
Other noncurrent assets	2,527	2,498
Total assets	$293,002	$327,685

Current liabilities
Accounts payable and accrued expenses	$28,084	$27,993
Long-term debt and obligations due within one year	6,463	9,145
Total current liabilities	34,547	37,138
Long-term debt and obligations	3,858	5,284
Deferred income taxes	5,244	4,673
Other long-term liabilities	3,393	3,447
Total noncurrent liabilities	12,495	13,404

Commitments and contingencies

Equity
Swisher Hygiene Inc. stockholders’ equity
Preferred stock, par value $0.001, authorized 10,000,000 shares; no shares issued and outstanding at June 30, 2013 and December 31, 2012	-	-
Common stock, par value $0.001, authorized 600,000,000 shares; 175,635,902 and 175,157,404 shares issued and outstanding at June 30, 2013 and December 31, 2012	176	175
Additional paid-in capital	386,963	385,452
Accumulated deficit	(140,130)	(107,507)
Accumulated other comprehensive loss	(1,049)	(999)
Total Swisher Hygiene Inc. stockholders’ equity	245,960	277,121
Non-controlling interest	-	22
Total equity	245,960	277,143
Total liabilities and equity	$293,002	$327,685